Exhibit 99.1
NVR, INC. ANNOUNCES SECOND QUARTER RESULTS

July 26, 2022, Reston, VA—NVR, Inc. (NYSE: NVR), one of the nation’s largest homebuilding and mortgage banking companies, announced net income for its second quarter ended June 30, 2022 of $433.3 million, or $123.65 per diluted share. Net income and diluted earnings per share for the second quarter ended June 30, 2022 increased 35% and 50%, respectively, when compared to 2021 second quarter net income of $321.3 million, or $82.45 per diluted share. Consolidated revenues for the second quarter of 2022 totaled $2.66 billion, which increased 16% from $2.28 billion in the second quarter of 2021.
For the six months ended June 30, 2022, consolidated revenues were $5.04 billion, a 16% increase from $4.33 billion reported in 2021. Net income for the six months ended June 30, 2022 was $859.4 million, an increase of 51% when compared to the six months ended June 30, 2021. Diluted earnings per share for the six months ended June 30, 2022 was $240.05, an increase of 65% from $145.53 per diluted share for 2021.
Homebuilding
New orders in the second quarter of 2022 decreased by 16% to 4,663 units, when compared to 5,521 units in the second quarter of 2021. The average sales price of new orders in the second quarter of 2022 was $471,600, an increase of 7% when compared with the second quarter of 2021. The cancellation rate in the second quarter of 2022 was 14% compared to 8% in the second quarter of 2021. Settlements in the second quarter of 2022 increased by 2% to 5,820 units, compared to 5,685 units in the second quarter of 2021. The average settlement price in the second quarter of 2022 was $448,400, an increase of 15% from the second quarter of 2021. Our backlog of homes sold but not settled as of June 30, 2022 decreased on a unit basis by 3% to 12,286 units and increased on a dollar basis by 8% to $5.82 billion when compared to the respective backlog unit and dollar balances as of June 30, 2021.
Homebuilding revenues of $2.61 billion in the second quarter of 2022 increased by 17% compared to homebuilding revenues of $2.22 billion in the second quarter of 2021. Gross profit margin in the second quarter of 2022 increased to 26.3%, compared to 22.6% in the second quarter of 2021. Gross profit margins were favorably impacted by the aforementioned increase in the average settlement price in the second quarter of 2022. Income before tax from the homebuilding segment totaled $544.9 million in the second quarter of 2022, an increase of 44% when compared to the second quarter of 2021.
Mortgage Banking
Mortgage closed loan production in the second quarter of 2022 totaled $1.65 billion, an increase of 5% when compared to the second quarter of 2021. Income before tax from the mortgage banking segment totaled $29.1 million in the second quarter of 2022, a decrease of 26% when compared to $39.2 million in the second quarter of 2021. This decrease was primarily attributable to a decrease in secondary marketing gains.
Effective Tax Rate
Our effective tax rate for the three and six months ended June 30, 2022 was 24.5% and 24.6%, respectively, compared to 23.0% and 21.9% for the three and six months ended June 30, 2021, respectively. The increase in the effective tax rate in each period is primarily attributable to a lower income tax benefit recognized for excess tax benefits from stock option exercises, which totaled $8.7 million and $17.2 million for the three and six months ended June 30, 2022, respectively, and $11.2 million and $28.6 million for the three and six months ended June 30, 2021, respectively.

About NVR
NVR, Inc. operates in two business segments: homebuilding and mortgage banking. The homebuilding segment sells and builds homes under the Ryan Homes, NVHomes and Heartland Homes trade names, and operates in thirty-four metropolitan areas in fourteen states and Washington, D.C. For more information about NVR, Inc. and its brands, see www.nvrinc.com, www.ryanhomes.com, www.nvhomes.com and www.heartlandluxuryhomes.com.
Some of the statements in this release made by the Company constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Certain, but not necessarily all, of such forward-looking statements can be identified by the use of forward-looking terminology, such as “believes,” “expects,” “may,” “will,” “should” or “anticipates” or the negative thereof or other comparable terminology. All statements other than of historical facts are forward-looking statements. Forward-looking statements contained in this document may include those regarding market trends, NVR’s financial position, business strategy, the outcome of pending litigation, investigations or similar contingencies, projected plans and objectives of management for future operations. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance of NVR to be materially different from future results, performance or achievements expressed or implied by the forward-looking statements. Such risk factors include, but are not limited to the following: the impact of COVID-19 on the economy and related supply chain disruptions; general economic and business conditions (on both a national and regional level); interest rate changes; access to suitable financing by NVR and NVR’s customers; increased regulation in the mortgage banking industry; the ability of our mortgage banking subsidiary to sell loans it originates into the secondary market; competition; the availability and cost of land and other raw materials used by NVR in its homebuilding operations; shortages of labor; weather related slow-downs; building moratoriums; governmental regulation; fluctuation and volatility of stock and other financial markets; mortgage financing availability; and other factors over which NVR has little or no control. NVR undertakes no obligation to update such forward-looking statements except as required by law.

NVR, Inc.
Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021

Homebuilding:
Revenues	$2,610,062	$2,224,560	$4,919,289	$4,188,271
Other income	3,896	1,632	5,235	3,218
Cost of sales	(1,924,727)	(1,721,673)	(3,576,092)	(3,299,126)
Selling, general and administrative	(132,432)	(113,406)	(261,942)	(234,825)
Operating income	556,799	391,113	1,086,490	657,538
Interest expense	(11,852)	(12,850)	(24,656)	(25,856)
Homebuilding income	544,947	378,263	1,061,834	631,682

Mortgage Banking:
Mortgage banking fees	48,881	59,038	118,063	136,773
Interest income	2,772	2,209	4,846	4,241
Other income	1,303	988	2,375	1,855
General and administrative	(23,486)	(22,613)	(46,394)	(44,269)
Interest expense	(405)	(420)	(767)	(811)
Mortgage banking income	29,065	39,202	78,123	97,789

Income before taxes	574,012	417,465	1,139,957	729,471
Income tax expense	(140,698)	(96,170)	(280,543)	(159,414)

Net income	$433,314	$321,295	$859,414	$570,057

Basic earnings per share	$131.84	$88.69	$257.65	$156.27

Diluted earnings per share	$123.65	$82.45	$240.05	$145.53

Basic weighted average shares outstanding	3,287	3,623	3,336	3,648

Diluted weighted average shares outstanding	3,504	3,897	3,580	3,917

NVR, Inc.
Consolidated Balance Sheets
(in thousands, except share and per share data)
(unaudited)

	June 30, 2022	December 31, 2021
ASSETS
Homebuilding:
Cash and cash equivalents	$1,483,445	$2,545,069
Restricted cash	60,695	60,730
Receivables	29,007	18,552
Inventory:
Lots and housing units, covered under sales agreements with customers	2,138,456	1,777,862
Unsold lots and housing units	177,372	127,434
Land under development	16,274	12,147
Building materials and other	46,643	29,923
	2,378,745	1,947,366

Contract land deposits, net	524,398	497,139
Property, plant and equipment, net	57,397	56,979
Operating lease right-of-use assets	68,323	59,010
Reorganization value in excess of amounts allocable to identifiable assets, net	41,580	41,580
Other assets	233,987	229,018
	4,877,577	5,455,443
Mortgage Banking:
Cash and cash equivalents	16,158	28,398
Restricted cash	3,403	2,519
Mortgage loans held for sale, net	335,624	302,192
Property and equipment, net	3,296	3,658
Operating lease right-of-use assets	13,405	9,758
Reorganization value in excess of amounts allocable to identifiable assets, net	7,347	7,347
Other assets	30,889	25,160
	410,122	379,032
Total assets	$5,287,699	$5,834,475

NVR, Inc.
Consolidated Balance Sheets (Continued)
(in thousands, except share and per share data)
(unaudited)

	June 30, 2022	December 31, 2021
LIABILITIES AND SHAREHOLDERS' EQUITY
Homebuilding:
Accounts payable	$417,771	$336,560
Accrued expenses and other liabilities	388,179	435,860
Customer deposits	439,119	417,463
Operating lease liabilities	73,075	64,128
Senior notes	915,801	1,516,255
	2,233,945	2,770,266
Mortgage Banking:
Accounts payable and other liabilities	47,868	51,394
Operating lease liabilities	14,220	10,437
	62,088	61,831
Total liabilities	2,296,033	2,832,097

Commitments and contingencies

Shareholders' equity:
Common stock, $0.01 par value; 60,000,000 shares authorized; 20,555,330 shares issued as of both June 30, 2022 and December 31, 2021	206	206
Additional paid-in capital	2,498,123	2,378,191
Deferred compensation trust – 106,697 shares of NVR, Inc. common stock as of both June 30, 2022 and December 31, 2021	(16,710)	(16,710)
Deferred compensation liability	16,710	16,710
Retained earnings	10,907,253	10,047,839
Less treasury stock at cost – 17,271,177 and 17,107,889 shares as of June 30, 2022 and December 31, 2021, respectively	(10,413,916)	(9,423,858)
Total shareholders' equity	2,991,666	3,002,378
Total liabilities and shareholders' equity	$5,287,699	$5,834,475

NVR, Inc.
Operating Activity
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
New orders, net of cancellations:
Mid Atlantic (1)	1,860	$535.1	2,090	$535.4	4,167	$531.8	4,381	$518.1
North East (2)	441	$503.7	394	$499.3	901	$513.5	834	$486.3
Mid East (3)	1,114	$410.5	1,320	$375.7	2,648	$403.6	3,115	$361.1
South East (4)	1,248	$420.0	1,717	$360.3	2,874	$421.6	3,505	$348.7
Total	4,663	$471.6	5,521	$440.2	10,590	$468.3	11,835	$424.4

	Three Months Ended June 30,				Six Months Ended June 30,
	2022		2021		2022		2021
	Units	Average Price	Units	Average Price	Units	Average Price	Units	Average Price
Settlements:
Mid Atlantic (1)	2,292	$527.1	2,224	$471.4	4,472	$525.5	4,234	$468.7
North East (2)	472	$503.0	433	$446.3	820	$503.6	805	$441.5
Mid East (3)	1,356	$384.2	1,404	$340.6	2,566	$382.8	2,667	$338.6
South East (4)	1,700	$378.4	1,624	$310.7	3,176	$369.6	3,051	$309.8
Total	5,820	$448.4	5,685	$391.3	11,034	$445.8	10,757	$389.3

	As of June 30,
	2022		2021
	Units	Average Price	Units	Average Price
Backlog:
Mid Atlantic (1)	4,613	$541.1	4,626	$517.7
North East (2)	1,050	$519.3	979	$485.7
Mid East (3)	3,109	$399.0	3,322	$364.8
South East (4)	3,514	$438.2	3,700	$359.0
Total	12,286	$473.9	12,627	$428.5

NVR, Inc.
Operating Activity (Continued)
(dollars in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Average active communities:
Mid Atlantic (1)	155	153	153	156
North East (2)	38	32	36	33
Mid East (3)	121	126	125	133
South East (4)	92	109	91	110
Total	406	420	405	432

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Homebuilding data:
New order cancellation rate	14.3%	8.3%	12.1%	9.0%
Lots controlled at end of period			133,200	114,100

Mortgage banking data:
Loan closings	$1,647,972	$1,565,095	$3,132,565	$2,977,974
Capture rate	84%	89%	85%	89%

Common stock information:
Shares outstanding at end of period			3,284,153	3,579,190
Number of shares repurchased	61,078	78,452	207,132	164,975
Aggregate cost of shares repurchased	$266,915	$376,941	$1,015,703	$754,366

(1)	Maryland, Virginia, West Virginia, Delaware and Washington, D.C.
(2)	New Jersey and Eastern Pennsylvania
(3)	New York, Ohio, Western Pennsylvania, Indiana and Illinois
(4)	North Carolina, South Carolina, Tennessee and Florida

Investor Relations Contact:
Curt McKay
(703) 956-4058
ir@nvrinc.com